Exhibit No. 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-66070, 333-44868, 333-107909, 333-107908, 333-47407, 333-64643, 33-67288 and 33-48500) of United Retail Group, Inc. and its Subsidiaries (the “Company”) of our reports dated April 27, 2005 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Stamford, Connecticut
April 27, 2006